Exhibit 10.2

QUICKSILVER RESOURCES INC.

Restricted Share Agreement

This AGREEMENT (this “Agreement”) is made and entered into as of                              (“Grant Date”) by and between Quicksilver Resources Inc., a Delaware corporation (the “Company”), and                              (the “Director”).

1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s Amended and Restated 2004 Non-Employee Director Equity Plan (the “Plan”), the Company hereby grants to the Director as of the Grant Date [            ] Restricted Shares. The Restricted Shares shall be fully paid and nonassessable and shall be evidenced by book-entry registration or by a stock certificate registered in the name of the Director. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Restrictions on Transfer. The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Director, except to the Company, until they have become nonforfeitable in accordance with Section 3 of this Agreement; provided, however, that the Director’s interest in the Restricted Shares may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 2 of this Agreement shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

3. Vesting of Restricted Shares.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, the Restricted Shares specified in this Agreement shall become nonforfeitable on the first anniversary of the Grant Date, subject to the Director’s remaining in the continuous service as a member of the Board.

(b) Accelerated Vesting. Notwithstanding the foregoing, the Retention Shares shall immediately become nonforfeitable in the event of a Change in Control while the Director is a member of the Board. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii) a majority of the Board of Directors of the Company ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

For purposes of this Agreement, (i) ”Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) and (ii) ”Voting Stock” means securities entitled to vote generally in the election of Directors.

(c) Continuance of Service. Except as otherwise provided herein or in the Plan, the vesting schedule applicable to this grant of Restricted Shares requires continued service through the vesting date as a condition to the vesting of the Restricted Shares. Service for only a portion of the vesting period, even if substantial, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member.

4. Payment of Restricted Shares. At the end of the Restriction Period or at such earlier time as the Board, in its sole discretion, may otherwise determine as provided for in Section 7(c) of the Plan, all restrictions applicable to the Restricted Shares shall lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Director or his or her Beneficiary, as the case may be.

5. Forfeiture of Restricted Shares. Subject to Section 3(b) of this Agreement, and except as the Board may determine on a case-by-case basis, any Restricted Shares that have not theretofore become nonforfeitable shall be forfeited if the Director ceases to be a member of the Board at any time prior to the first anniversary of the Grant Date. In the event of a forfeiture, forfeited Restricted Shares shall cease to be outstanding and the Director shall cease to have right, title or interest in, to or on account of the forfeited Restricted Shares.

6. No Special Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the Director’s service for any period.

7. Dividend, Voting and Other Rights. Except as otherwise provided herein, the Director shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Director may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares; provided that upon the forfeiture of any securities issued by an entity other than the Company, all right, title and interest therein shall revert to and vest in the Company.

8. Retention of Stock Certificate(s) by the Company. Any certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Director with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Agreement. In the event that one or more stock certificates representing the Restricted Shares are registered in the name of the Director, the Director must sign and return the attached stock powers to the attention of the Vice President-Human Resources of the Company at the Company address described below in order for the grant under this Agreement to be effective.

9. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Director, unless evidenced in writing and signed by the Company and the Director.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

(c) The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(d) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Director under this Agreement without the Director’s consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

(e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

(f) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

(g) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(i) The failure of the Company or the Director to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(j) Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any controversy or claim arising out of or relating to this Agreement, including without limitation claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, or any other applicable state or federal statutory or common law, shall be resolved by arbitration in Fort Worth, Texas, in accordance with the governing rules of the American Arbitration Association (the “AAA”). A demand for arbitration shall be filed with the AAA during the term, or within six months after termination or expiration, of this Agreement. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon the request of a party and to grant any type of injunctive relief as well as award damages; provided, however, the arbitrator shall have no authority to award multiple or punitive damages. The costs of the arbitration proceeding, including the fee of the arbitrator, shall be borne equally by the parties. Each party shall bear the costs of its own counsel. Judgment upon the award entered may be enforced by any court of competent jurisdiction.

Grant Date:                             ,         .

QUICKSILVER RESOURCES INC.

By:

Address:

777 West Rosedale Street
Fort Worth, Texas 76104

Director’s Acceptance

The undersigned hereby accepts the foregoing award and agrees to the terms and conditions of the Plan and this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2004 Non-Employee Director Equity Plan.

Address: